AMENDMENT TO SEPARATION AGREEMENT AND GENERAL RELEASE
THIS AMENDMENT (the “Amendment”) is entered into as of February ____, 2018 (the “Effective Date”) by and among LivePerson, Inc., (the “Company”), and Daniel Murphy (the “Executive”).
WHEREAS, the Executive and the Company entered into that certain Separation Agreement and General Release, dated as of November 9, 2017 (collectively, the “Separation Agreement”). Capitalized terms used, but not defined herein, shall have the meaning set forth in the Separation Agreement; and
WHEREAS, the parties hereto now wish to amend the Separation Agreement as provided herein.
NOW THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Section 4 of the Separation Agreement is hereby amended and restated to read as follows:
This Agreement and the Executive’s employment will terminate upon the earliest to occur of the following: (a) on or about February 22, 2018, or such later date as mutually agreed by the Parties (such date, the “Transition Date”); (b) an earlier Separation Date of which Company notifies Executive in writing upon 7 days advance notice; (c) the Executive’s provision of written notice to the Company of his resignation for Good Reason (as defined in Paragraph 6) and the Company's failure to cure such Good Reason within 10 days of such notice; (d) the Company’s provision of written notice of Executive’s termination with Cause as defined in Paragraph 5 below; (e) the Company’s earlier termination due to the Executive's death or loss of legal capacity. For purposes of clarification, any termination of Executive’s employment pursuant to this Paragraph 4 shall qualify as a “separation from service” within the meaning of Section 409A (as defined below).
2.Except as expressly amended hereby, the Separation Agreement shall remain in full force and effect in accordance with its original terms, including but not limited to Section 21 of the Separation Agreement regarding indemnification of the Executive which, for the avoidance of doubt , applies during Transition Period and following the Separation Date pursuant to the terms of Section 21.
3.This Amendment may be executed by .pdf or facsimile signatures in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

EXECUTIVE

/s/ Daniel Murphy
Daniel Murphy

LIVEPERSON, INC.

By: /s/ Robert LoCascio
Name: Robert LoCascio
Title: CEO

[SIGNATURE PAGE TO AMENDMENT TO SEPARATION AGREEMENT]